Exhibit 99.2

SECOND QTR 2021 AUG 4, 2021 Earnings webcast and conference call Exhibit 99.2

Brad Windbigler Head of Treasury and Investor Relations 2

This presentation contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "targets," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook," and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this presentation of The Western Union Company (the "Company," "Western Union," "we," "our," or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the Risk Factors section and throughout the Annual Report on Form 10-K for the year ended December 31, 2020. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement. Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following:(i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns or other events, such as public health emergencies, epidemics, or pandemics such as COVID-19, civil unrest, war, terrorism, or natural disasters, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including digital, mobile and internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad, which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents, clients, or other partners; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third- party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; our ability to realize the anticipated benefits from restructuring-related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; failure to manage credit and fraud risks presented by our agents, clients, and consumers; changes in tax laws or their interpretation, any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to protect our trademarks, patents, copyrights, and other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations;(ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents, or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud, and other illicit activity; increased costs, operational burden or loss of business due to regulatory initiatives and changes in laws, including changes in interpretations, resulting in increasing regulations and industry practices and standards in the United States and abroad, affecting us, our agents, or their subagents, our external business partners such as financial institutions, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators; liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements, and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy, data use, the transfer of personal data between jurisdictions, and information security, including with respect to the General Data Protection Regulation in the European Union and the California Consumer Privacy Act; failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations, or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management’s ability to identify and manage these and other risks. Safe Harbor 3

Hikmet Ersek Chief Executive Officer 4

5 ©2021 Western Union Holdings, Inc. All rights reserved. Strategy Update Our strategy to be a leader in cross- border, cross-currency money movement and payments serving consumers, businesses and financial institutions remains unchanged Grow Our Digital Business Leverage Our Cross- Border Platform for Multiple Use Cases Build a Consumer Ecosystem Business Solutions Divestiture

6 ©2021 Western Union Holdings, Inc. All rights reserved. Bank account pilot to launch later this year WU Branded Multi-Currency Bank Account And Debit Card, Integrated with Money Transfer

Western Union Q2 Results Digital Business Exceeding $500 million YTD 2Q20 3Q20 4Q20 1Q21 2Q21 $242M $240M $219M $231M $267M 7 Q2 Company Results Revenue $1.3B GAAP Eps Adj. EPS* $0.54 $0.48 GAAP Margin Adj. Margin* 19.8% 20.2% Q2 GAAP Revenue Growth C2C Business Solutions Digital 15% 22% 25% *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 1 Digital money transfer is included within the C2C segment 1 1

Principal Growth 37% Average Monthly Active Users1 14% + Revenue Growth 18% + + WU.com Digital Highlights 1 A monthly active user is defined as a unique westernunion.com customer that transacted in the month; Source: Western Union business research 8 Strong WU.com Quarterly Growth 1 Total digital revenue 2 Reported results, personal segment, LTM ended December 31, 2020 translated to USD at 1.30 exchange rate 3 Reported results, total digital revenue 4 Estimated digital revenue based on saveonsend.com quarterly revenue estimates Large Digital Revenue Base vs Select Peers 2020 Revenue, in millions 1 2 3 4 WU Peer 1 Peer 2 Peer 3

Raj Agrawal Chief Financial Officer 9

Business Trends Q2 *See appendix for reconciliation of Non-GAAP to GAAP financial measures. **WU Adjusted constant currency revenue metrics for 2020 exclude revenues for the Speedpay and Paymap businesses in the prior year period, each of which was divested in May 2019 . See appendix for reconciliation of Non- GAAP to GAAP financial measures. 10 Consolidated revenues of $1.3 billion increased 16% on a reported basis and 13% on a constant currency (cc) basis* compared to the prior year period -11% -11% -8% 1% -1% 0% 6% 23% -1% 0% 6% 24% 2% 2% 9% 28% 13% 12% 15% 29% WU Adj. CC Revenue** C2C CC Revenue* C2C Transactions C2C Cross-border Principal 2Q20 3Q20 4Q20 1Q21 2Q21 2Q20 3Q20 4Q20 1Q21 2Q21 2Q20 3Q20 4Q20 1Q21 2Q21 2Q20 3Q20 4Q20 1Q20 2Q21 Quarterly Business Trends

Consumer to Consumer Trends Q2 Regions Revenue Growth Constant Currency Revenue Growth* Transaction Growth % of C2C Revenue North America 4% 4% 3% 37% Europe & CIS 18% 10% 26% 33% MEASA 19% 18% 22% 15% LACA 70% 68% 42% 9% APAC 20% 13% 3% 6% Total C2C 15% 12% 15% 100% Included in C2C regions above: Digital Money Transfer 22% 19% 33% 24% 11 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures.

Business Solutions and Other Highlights Q2 12 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. Business Solutions 8% of Company revenue Revenue increased 25% (16% constant currency*) Other (primarily retail bill payments businesses in the U.S. & Argentina and money orders) 5% of Company revenue Revenue increased 8%

Total Company Operating Margin Q2 13 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures. 19.8% 19.9% 20.2% 20.4% 2Q21 2Q20 2Q21 2Q20 GAAP GAAP Adjusted* Key factors driving the decrease in operating margin: (-) Compensation-related expenses (-) Strategic investments in marketing and technology Adjusted operating margin was impacted by the same factors above and excludes: M&A expenses in both periods Restructuring expenses in the prior year period Targeting 21% GAAP margin and 21.5% adjusted margin for full year 2021* Adjusted*

Segment Operating Margins Q2 14 Business Solutions Segment C2C Segment Other 10.9% 1.6% 2Q21 2Q20 16.2% 21.9% 2Q21 2Q20 20.7% 21.8% 2Q21 2Q20

Financial Highlights Quarter Ended June 30, 2021 EPS: GAAP / Adjusted* $0.54 / $0.48 YTD Cash Flow from Operations $349 million Dividends Paid $96 million Share repurchases $75 million Cash Balance, June 30, 2021 $1.1 billion Debt outstanding, June 30, 2021 $3.0 billion 15 *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures

Business Solutions –Transaction Summary 16 Key Terms Sales price Proceeds, net of tax Closing structure Use of proceeds Closing conditions for both closings $910 million In excess of $800 million received upon first closing Expected to close in 2 stages: • First closing: expected to be completed in early 2022; Business Solutions, excluding the portion of the business operating through Western Union International Bank (WUIB) in the EU and the UK, will transfer to an entity controlled by Goldfinch and Baupost • Second closing: expected to be completed in late 2022; the remaining Business Solutions business operating through WUIB will transfer • Full purchase price to be received at first closing Following the transaction, will evaluate options for the use of proceeds, based on market conditions and opportunities, and in accordance with established capital allocation priorities Subject to consultations with employee representatives, regulatory approvals, and other customary closing conditions Business Solutions Segment Financial Profile Last 12 Months Ended June 30, 2021 Revenue $374 million EBITDA1 $64 million Operating Income $33 million 1 See appendix for reconciliation of Non-GAAP to GAAP financial measures *Estimated net proceeds are based on current tax policy and are subject to certain regulatory and working capital adjustments

Note: The 2021 financial outlook assumes no material worsening in macro-economic conditions or the COVID-19 pandemic Revenue GAAP revenue: mid-to-high single digit increase Constant currency revenue: mid-single digit increase, excluding any benefit related to Argentina inflation GAAP Operating Profit Margin 21% Effective tax rate in a mid-teens range GAAP & Adjusted Effective Tax rates GAAP Earnings per Share $1.82 to $1.92 2021 Outlook 17 Adjusted Earnings per Share* $2.00 to $2.10 Note: The 2021 financial outlook assumes moderate improvement in macro-economic conditions as the quarters progress, in-line with current prevailing macro-economic forecasts, with no material changes related to the COVID-19 pandemic *Note: See appendix for reconciliation of Non-GAAP to GAAP financial measures Adjusted Operating Profit Margin* 21.5%

18 Questions & Answers

19 Appendix Second Quarter 2021 Earnings Webcast and Conference Call

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year. We have also included non-GAAP revenues below that remove the impacts of Speedpay and Paymap, in order to provide a more meaningful comparison of results from continuing operations. A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure.A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. Amounts included below are in millions, unless indicated otherwise. 20 Key Statistics and Reconciliation of Non-GAAP Measures

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
Consolidated Metrics								
Consolidated revenues (GAAP) - YoY % change		(17) %	(4) %	(3) %	(9) %	2 %	16 %	8 %
Consolidated revenues (non-GAAP, constant currency and excluding Speedpay and Paymap) - YoY % change	(a)	(11) %	(1) %	(1) %	(3) %	2 %	13 %	7 %
Consolidated operating margin (GAAP)		19.9 %	22.7 %	17.9 %	20.0 %	19.2 %	19.8 %	19.5 %
Consolidated operating margin, excluding restructuring-related expenses and acquisition and divestiture costs (non-GAAP)	(b)	20.4 %	23.5 %	18.8 %	20.8 %	19.3 %	20.2 %	19.8 %
EBITDA margin (non-GAAP)	(c)	25.0 %	27.0 %	22.3 %	24.7 %	23.7 %	24.1 %	23.9 %
Consumer-to-Consumer (C2C) Segment Metrics								
Revenues (GAAP) - YoY % change		(12) %	(1) %	0 %	(4) %	4 %	15 %	9 %
Revenues (non-GAAP, constant currency) - YoY % change	(e)	(11) %	0 %	0 %	(3) %	2 %	12 %	7 %
Transactions (in millions)		68.0	77.3	78.4	290.5	73.0	78.0	151.0
Transactions - YoY % change		(8) %	6 %	6 %	0 %	9 %	15 %	12 %
Total principal ($- billions)		$ 21.9	$ 26.9	$ 26.7	$ 96.1	$ 25.7	$ 27.9	$ 53.6
Principal per transaction, as reported - YoY % change		7 %	13 %	14 %	9 %	15 %	11 %	13 %
Principal per transaction (constant currency) - YoY % change	(f)	9 %	14 %	13 %	10 %	12 %	8 %	10 %
Cross-border principal, as reported - YoY % change		1 %	23 %	24 %	12 %	28 %	29 %	28 %
Cross-border principal (constant currency) - YoY % change	(g)	3 %	24 %	23 %	13 %	26 %	25 %	25 %
Operating margin		21.8 %	24.6 %	20.5 %	21.9 %	19.6 %	20.7 %	20.2 %
Digital money transfer revenues (GAAP) - YoY % change [(1)]		48 %	45 %	36 %	38 %	45 %	22 %	32 %
Digital money transfer foreign currency translation impact	(i)	2 %	1 %	(1) %	0 %	(1) %	(3) %	(2) %
Digital money transfer revenues (non-GAAP, constant currency) - YoY % change [(1)]		50 %	46 %	35 %	38 %	44 %	19 %	30 %
Digital money transfer transactions - YoY % change		96 %	96 %	83 %	81 %	77 %	33 %	51 %
westernunion.com revenues (GAAP) - YoY % change		33 %	33 %	27 %	27 %	38 %	18 %	27 %
westernunion.com foreign currency translation impact	(i)	1 %	(1) %	(1) %	0 %	(1) %	(3) %	(3) %
westernunion.com revenues (non-GAAP, constant currency) - YoY % change		34 %	32 %	26 %	27 %	37 %	15 %	24 %
westernunion.com transactions - YoY % change		50 %	53 %	56 %	44 %	55 %	18 %	34 %

(1) Represents revenue from transactions conducted and funded through westernunion.com and transactions initiated on internet and mobile applications hosted by our third-party white label or co-branded digital partners.

21

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

C2C Segment Regional Metrics - YoY % change	Notes	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
NA region revenues (GAAP)		(6) %	0 %	(3) %	(3) %	0 %	4 %	2 %
NA region foreign currency translation impact	(j)	1 %	1 %	0 %	0 %	1 %	0 %	0 %
NA region revenues (non-GAAP, constant currency)		(5) %	1 %	(3) %	(3) %	1 %	4 %	2 %
NA region transactions		(7) %	1 %	(1) %	(3) %	1 %	3 %	2 %
EU & CIS region revenues (GAAP)		(10) %	3 %	3 %	(2) %	8 %	18 %	13 %
EU & CIS region foreign currency translation impact	(j)	1 %	(2) %	(3) %	(1) %	(4) %	(8) %	(6) %
EU & CIS region revenues (non-GAAP, constant currency)		(9) %	1 %	0 %	(3) %	4 %	10 %	7 %
EU & CIS region transactions		4 %	24 %	23 %	13 %	28 %	26 %	27 %
MEASA region revenues (GAAP)		(13) %	2 %	1 %	(2) %	1 %	19 %	9 %
MEASA region foreign currency translation impact	(j)	1 %	0 %	(1) %	0 %	(1) %	(1) %	(1) %
MEASA region revenues (non-GAAP, constant currency)		(12) %	2 %	0 %	(2) %	0 %	18 %	8 %
MEASA region transactions		(1) %	15 %	12 %	7 %	13 %	22 %	17 %
LACA region revenues (GAAP)		(45) %	(21) %	(9) %	(22) %	3 %	70 %	29 %
LACA region foreign currency translation impact	(j)	10 %	13 %	11 %	11 %	5 %	(2) %	3 %
LACA region revenues (non-GAAP, constant currency)		(35) %	(8) %	2 %	(11) %	8 %	68 %	32 %
LACA region transactions		(41) %	(21) %	(13) %	(20) %	(8) %	42 %	13 %
APAC region revenues (GAAP)		(14) %	4 %	8 %	(3) %	9 %	20 %	14 %
APAC region foreign currency translation impact	(j)	1 %	1 %	(2) %	0 %	(6) %	(7) %	(6) %
APAC region revenues (non-GAAP, constant currency)		(13) %	5 %	6 %	(3) %	3 %	13 %	8 %
APAC region transactions		(18) %	(6) %	(3) %	(10) %	(2) %	3 %	0 %

22

Key Statistics and Reconciliation of Non-GAAP Measures % of C2C Revenue NA region revenues 41% 38% 37% 38% 37% 37% 37 % EU & CIS region revenues 32% 33% 33% 33% 33% 33% 33 % MEASA region revenues 15% 16% 15% 15% 16% 15% 15 % LACA region revenues 6% 7% 8% 8% 8% 9% 9 % APAC region revenues 6% 6% 7% 6% 6% 6% 6 % Digital money transfer revenues 22% 21% 21% 20% 23% 24% 23 % Business Solutions Segment Metrics Revenues (GAAP) - YoY % change (17) % (11) % (8) % (8) % (2) % 25% 10 % Revenues (non-GAAP, constant currency) - YoY % change (h) (15) % (13) %(11) %(8) %(8) % 16% 3 % Operating margin 1.6% 10.5% (0.2) % 6.9% 13.1% 10.9% 12.0 % Other (primarily bill payments businesses in Argentina and the United States and money orders) Revenues (GAAP) - YoY % change (56) % (33) % (29) % (48) % (18) % 8% (7) % Operating margin 21.9% 20.0% 15.8% 21.2% 22.6% 16.2% 19.4% % of Total Company Revenue (GAAP) Consumer-to-Consumer segment revenues 88% 88% 88% 87% 87% 87% 87 % Business Solutions segment revenues 7% 7% 7% 8% 8% 8% 8 % Other revenues 5% 5% 5% 5% 5% 5% 5% 1Q21 YTD 2Q21 Notes 3Q20 2Q21 2Q20 4Q20 FY2020 23

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

Three Months Ended June 30, 2021

(in millions, except per share amounts)	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Reported results (GAAP)		$ 1,289.7	$ 254.9	$ 260.1	$ 37.6	$ 222.5	$ 0.54
Acquisition and divestiture costs and related tax benefit	(n)	—	5.6	5.6	1.3	4.3	0.01
Gain on investment sale and related tax expense	(o)	—	—	(47.9)	(8.3)	(39.6)	(0.10)
Debt extinguishment costs and related tax benefit	(p)	—	—	14.8	2.5	12.3	0.03
Adjusted results (non-GAAP)		$ 1,289.7	$ 260.5	$ 232.6	$ 33.1	$ 199.5	$ 0.48
Foreign currency translation impact	(j)	(29.4)					
Revenues, constant currency adjusted (non-GAAP)		$ 1,260.3					

Three Months Ended June 30, 2020

(in millions, except per share amounts)	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
Reported results (GAAP)		$ 1,114.7	$ 221.8	$ 193.2	$ 31.3	$ 161.9	$ 0.39
Restructuring related expenses and related tax benefit	(m)	—	5.2	5.2	(0.3)	5.5	0.02
Acquisition and divestiture costs and related tax benefit	(n)	—	0.7	0.7	0.1	0.6	—
Adjusted results (non-GAAP)		$ 1,114.7	$ 227.7	$ 199.1	$ 31.1	$ 168.0	$ 0.41
Quarter over quarter growth/(decline) (GAAP)		16 %	15 %	35 %	20 %	37 %	38 %
Quarter over quarter growth/(decline) (non-GAAP)		13 %	14 %	17 %	6 %	19 %	17 %

24

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

(in millions, except per share amounts)	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
		Six Months Ended June 30, 2021					
Reported results (GAAP)		$ 2,499.7	$ 487.7	$ 463.0	$ 58.7	$ 404.3	$ 0.98
Acquisition and divestiture costs and related tax benefit	(n)	—	6.5	6.5	1.5	5.0	0.02
Gain on investment sale and related tax expense	(o)	—	—	(47.9)	(8.3)	(39.6)	(0.10)
Debt extinguishment costs and related tax benefit	(p)	—	—	14.8	2.5	12.3	0.03
Adjusted results (non-GAAP)		$ 2,499.7	$ 494.2	$ 436.4	$ 54.4	$ 382.0	$ 0.93
Foreign currency translation impact	(j)	(30.3)					
Revenues, constant currency adjusted (non-GAAP)		$ 2,469.4					

(in millions, except per share amounts)	Notes	Revenues	Operating Income	Income Before Income Taxes	Provision for Income Taxes	Net Income	Diluted Earnings per Share
		Six Months Ended June 30, 2020					
Reported results (GAAP)		$ 2,304.7	$ 455.0	$ 395.1	$ 56.5	$ 338.6	$ 0.81
Restructuring related expenses and related tax benefit	(m)	—	15.7	15.7	1.0	14.7	0.04
Acquisition and divestiture costs and related tax benefit	(n)	—	0.7	0.7	0.1	0.6	—
Adjusted results (non-GAAP)		$ 2,304.7	$ 471.4	$ 411.5	$ 57.6	$ 353.9	$ 0.85
Year over year growth/(decline) (GAAP)		8 %	7 %	17 %	4 %	19 %	21 %
Year over year growth/(decline) (non-GAAP)		7 %	5 %	6 %	(6) %	8 %	9 %

25

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
Consolidated Metrics								
(a) Revenues (GAAP)		$ 1,114.7	$ 1,258.5	$ 1,271.8	$ 4,835.0	$ 1,210.0	$ 1,289.7	$ 2,499.7
Foreign currency translation impact	(j)	46.4	41.1	22.4	157.2	(0.9)	(29.4)	(30.3)
Revenues (non-GAAP, constant currency)		$ 1,161.1	$ 1,299.6	$ 1,294.2	$ 4,992.2	$ 1,209.1	$ 1,260.3	$ 2,469.4
Prior year revenues (GAAP)		$ 1,340.5	$ 1,306.9	$ 1,307.7	$ 5,292.1	$ 1,190.0	$ 1,114.7	$ 2,304.7
Less prior year revenues from Speedpay and Paymap divestitures	(k)	(38.8)	N/A	N/A	(130.7)	N/A	N/A	N/A
Prior year revenues, adjusted for divestitures (non-GAAP)		$ 1,301.7	$ 1,306.9	$ 1,307.7	$ 5,161.4	$ 1,190.0	$ 1,114.7	$ 2,304.7
Revenues (GAAP) - YoY % Change		(17) %	(4) %	(3) %	(9) %	2 %	16 %	8 %
Revenues, constant currency and adjusted for divestitures (non-GAAP) - YoY % Change		(11) %	(1) %	(1) %	(3) %	2 %	13 %	7 %
(b) Operating income (GAAP)		$ 221.8	$ 285.2	$ 227.1	$ 967.3	$ 232.8	$ 254.9	$ 487.7
Restructuring-related expenses	(m)	5.2	9.1	12.0	36.8	N/A	N/A	N/A
Acquisition and divestiture costs	(n)	0.7	1.5	0.3	2.5	0.9	5.6	6.5
Operating income, adjusted (non-GAAP)		$ 227.7	$ 295.8	$ 239.4	$ 1,006.6	$ 233.7	$ 260.5	$ 494.2
Operating margin (GAAP)		19.9 %	22.7 %	17.9 %	20.0 %	19.2 %	19.8 %	19.5 %
Operating margin, adjusted (non-GAAP)		20.4 %	23.5 %	18.8 %	20.8 %	19.3 %	20.2 %	19.8 %
(c) Operating income (GAAP)		$ 221.8	$ 285.2	$ 227.1	$ 967.3	$ 232.8	$ 254.9	$ 487.7
Depreciation and amortization		57.1	54.2	56.1	225.6	53.4	55.6	109.0
EBITDA (non-GAAP)	(l)	$ 278.9	$ 339.4	$ 283.2	$ 1,192.9	$ 286.2	$ 310.5	$ 596.7
Operating margin (GAAP)		19.9 %	22.7 %	17.9 %	20.0 %	19.2 %	19.8 %	19.5 %
EBITDA margin (non-GAAP)		25.0 %	27.0 %	22.3 %	24.7 %	23.7 %	24.1 %	23.9 %

26

Key Statistics and Reconciliation of Non-GAAP Measures

WesternUnion WU

	Notes	2Q20	3Q20	4Q20	FY2020	1Q21	2Q21	YTD 2Q21
Consolidated Metrics cont.								
(d) Effective tax rate (GAAP)		16 %	12 %	11 %	13 %	10 %	14 %	13 %
Impact from restructuring-related expenses	(m)	0 %	1 %	1	0 %	N/A	N/A	N/A
Impact from acquisition and divestiture costs	(n)	0 %	0 %	0 %	0 %	0 %	0 %	0 %
Impact from gain on investment sale	(o)	N/A	N/A	N/A	N/A	N/A	0 %	(1) %
Impact from debt extinguishment costs	(p)	N/A	N/A	N/A	N/A	N/A	0 %	0 %
Effective tax rate, adjusted (non-GAAP)		16 %	13 %	12 %	13 %	10 %	14 %	12 %
C2C Segment Metrics								
(e) Revenues (GAAP)		$ 976.6	$ 1,106.5	$ 1,121.5	$ 4,220.0	$ 1,050.9	$ 1,127.1	$ 2,178.0
Foreign currency translation impact	(j)	18.4	11.1	(1.2)	41.2	(11.1)	(32.1)	(43.2)
Revenues (non-GAAP, constant currency)		$ 995.0	$ 1,117.6	$ 1,120.3	$ 4,261.2	$ 1,039.8	$ 1,095.0	$ 2,134.8
Prior year revenues (GAAP)		$ 1,112.9	$ 1,113.0	$ 1,125.0	$ 4,407.8	$ 1,015.4	$ 976.6	$ 1,992.0
Revenues (GAAP) - YoY % change		(12) %	(1) %	0 %	(4) %	4 %	15 %	9 %
Revenues (non-GAAP, constant currency) - YoY % change		(11) %	0 %	0 %	(3) %	2 %	12 %	7 %
(f) Principal per transaction, as reported ($- dollars)		$ 322	$ 348	$ 341	$ 331	$ 353	$ 357	$ 355
Foreign currency translation impact ($- dollars)	(j)	7	1	(2)	2	(7)	(10)	(9)
Principal per transaction (constant currency) ($- dollars)		$ 329	$ 349	$ 339	$ 333	$ 346	$ 347	$ 346
Prior year principal per transaction, as reported ($- dollars)		$ 303	$ 307	$ 300	$ 303	$ 308	$ 322	$ 315
Principal per transaction, as reported - YoY % change		7 %	13 %	14 %	9 %	15 %	11 %	13 %
Principal per transaction (constant currency) - YoY % change		9 %	14 %	13 %	10 %	12 %	8 %	10 %
(g) Cross-border principal, as reported ($- billions)		$ 20.7	$ 25.5	$ 25.3	$ 90.6	$ 24.5	$ 26.6	$ 51.1
Foreign currency translation impact ($- billions)	(j)	0.4	—	(0.1)	0.6	(0.5)	(0.7)	(1.2)
Cross-border principal (constant currency) ($- billions)		$ 21.1	$ 25.5	$ 25.2	$ 91.2	$ 24.0	$ 25.9	$ 49.9
Prior year cross-border principal, as reported ($- billions)		$ 20.5	$ 20.6	$ 20.5	$ 80.7	$ 19.1	$ 20.7	$ 39.8
Cross-border principal, as reported - YoY % change		1 %	23 %	24 %	12 %	28 %	29 %	28 %
Cross-border principal (constant currency) - YoY % change		3 %	24 %	23 %	13 %	26 %	25 %	25 %

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Key Statistics and Reconciliation of Non-GAAP Measures Business Solutions Segment Metrics (h) Revenues (GAAP) $ 79.4 $ 89.1 $ 89.2 $ 356.1 $ 96.5 $ 99.3 $ 195.8 Foreign currency translation impact (j) 2.0 (1.9) (2.4) (0.1) (5.6) (7.2) (12.8) Revenues (non-GAAP, constant currency) $ 81.4 $ 87.2 $ 86.8 $ 356.0 $ 90.9 $ 92.1 $ 183.0 Prior year revenues (GAAP) $ 95.6 $ 100.6 $ 97.0 $ 388.8 $ 98.4 $ 79.4 $ 177.8 Revenues (GAAP) - YoY % change (17) % (11) % (8) % (8) % (2) % 25% 10 % Revenues (non-GAAP, constant currency) - YoY % change (15) % (13) % (11) % (8) % (8) % 16% 3% (i) Operating income/(loss) (GAAP) $ 1.3 $ 9.4 $ (0.2) $ 24.4 $ 12.6 $ 10.9 $ 23.5 Depreciation and amortization 9.3 9.3 8.1 36.1 6.9 6.8 13.7 EBITDA (non-GAAP) (l) $ 10.6 $ 18.7 $ 7.9 $ 60.5 $ 19.5 $ 17.7 $ 37.2 Operating income margin (GAAP) 1.6% 10.5% (0.2) % 6.9% 13.1% 10.9% 12.0 % EBITDA margin (non-GAAP) 13.2% 21.1% 8.8% 17.0% 20.2% 17.8% 19.0 % YTD 2Q21 Notes 2Q21 3Q20 2Q20 4Q20 FY2020 1Q21 28

Key Statistics and Reconciliation of Non-GAAP Measures 2021 Consolidated Outlook Metrics Earnings per share (GAAP) ($- dollars) $ 1.82 $ 1.92 Pension plan termination charge (q) 0.22 0.22 Gain on an investment sale (o) (0.10) (0.10) Debt extinguishment costs (p) 0.03 0.03 Acquisition and divestiture costs (n) 0.03 0.03 Earnings per share, adjusted, excluding the expected termination of pension plan, gain on an investment sale, debt extinguishment costs, and acquisition and divestiture costs (non-GAAP) ($- dollars) $ 2.00 $ 2.10 Operating margin (GAAP) 21.0 % Impact from acquisition and divestiture costs (n) 0.5 % Operating margin, adjusted, excluding acquisition and divestiture costs (non-GAAP) 21.5 % Range 29

Key Statistics and Reconciliation of Non-GAAP Measures (j) (k) (l) (m) (n) (o) (p) (q) Non-GAAP related notes: Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. The Company believes that this measure provides management and investors with information about revenue results and trends that eliminates currency volatility while increasing the comparability of the Company's underlying results and trends. On May 9, 2019, the Company completed the sale of its United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. ("ACI") for approximately $750 million in cash. In addition, on May 6, 2019, the Company completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing. Both Speedpay and Paymap were included as a component of "Other" in the Company’s segment reporting. 2019 revenues have been adjusted to exclude the carved out financial information for Speedpay and Paymap to compare the year-over-year revenue change. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures. The Company has included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented. Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods. Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Board of Directors on August 1, 2019, to improve the Company's business processes and cost structure by reducing headcount and consolidating various facilities. While certain of these expenses are identifiable to the Company's business segments, primarily to the Company's Consumer- to-Consumer segment, they have been excluded from the measurement of segment operating income provided to the Chief Operating Decision Maker for purposes of assessing segment performance and decision making with respect to resource allocation. These expenses are therefore excluded from the Company's segment operating income results. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results. As of December 31, 2020, all expenses associated with this plan have been incurred. Represents the impact from expenses incurred in connection with the Company's acquisition and divestiture activity, including for the review and closing of these transactions. Although the Company's acquisition and divestiture costs incurred in the first quarter of 2021 were not material, they have been included for comparative purposes. The Company believes that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of the Company's underlying operating results. On April 12, 2021, the Company sold a substantial majority of the shares it held as a minority investor in a private company for cash proceeds of $50.9 million. As a result, the Company recorded a pre-tax gain of approximately $48 million to Other income/(expense), net, in the second quarter of 2021. The gain on the sale and the income taxes on the gain have been removed from adjusted results. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude this gain will provide investors with a more meaningful comparison of results with the historical periods presented. On April 1, 2021, the Company repaid $500 million of aggregate principal amount of 3.6% unsecured notes due in 2022 and incurred approximately $14.8 million of costs, excluding accrued interest, in connection with the repayment. The cost associated with the repayment was recorded to Other income/(expense), net, in the second quarter of 2021. The costs associated with the payment and related tax benefit have been removed from adjusted results. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude these costs will provide investors with a more meaningful comparison of results with the historical periods presented. The Company expects to settle and terminate its frozen defined benefit pension plan in the fourth quarter of 2021. The Company's 2021 earnings per share outlook has been adjusted to exclude the impact of this expected settlement and termination, which will primarily include the recognition of non-cash actuarial losses currently recorded in accumulated other comprehensive loss. Management believes that presenting the Company's 2021 earnings per share outlook as adjusted to exclude the impact of the settlement and termination will provide investors with a more meaningful comparison of results with the historical periods presented. 30

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